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                                   EXHIBIT 12




STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES

     The Company's earnings were inadequate to cover fixed charges by $5,142,482, $5,356,989 and $6,184,079 for the years ended December 31, 1996,
1997 and 1998, respectively.